UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act

Date of Report (Date of Earliest event Reported): March 6, 2014

SMARTDATA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1593

Moab, Utah 84532

(Address of principal executive offices, including zip code)

(801) 557-6748

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item No.	Description of Item	Page No.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.	2

Item 9.01	Financial Statements and Exhibits	3

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Appointment of Officers

Zachary K. Bradford

On March 6, 2014, Mr. Bradford was appointed to serve as the Chief Financial Officer, Secretary, Treasurer and as a Director of Smartdata Corporation ( the “Company”).

Zachary K. Bradford, 27, is a licensed Certified Public Accountant in Nevada and a member of the American Institute of Certified Public Accountants.  He has served as the managing partner of a consulting firm in Henderson, Nevada since June 2013 and has served as a consultant and outsourced CFO for several companies in the public and private sectors.  Mr. Bradford holds a B.S. in Accounting and a Masters of Accountancy from Southern Utah University.

Mr. Bradford will receive 530,760 shares for his appointment as the Chief Financial Officer, Secretary, Treasurer and Director of the Company. Currently, the Company has no plans to provide Mr. Bradford with additional compensation for his services.

(d) Election of new Directors

On March 6, 2014 the board of directors elected Zachary K. Bradford as a Director of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Unanimous written consent in lieu of special meeting of the Board of Directors of SmartData Corporation. dated March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2014	SmartData Corporation
(Registrant)

	By:	/s/ Bruce Lybbert
Bruce Lybbert, Director

2